Exhibit 99.2

LipidViro Tech, Inc. and its subsidiary
CONTENTS

LipidViro Tech, Inc. and its subsidiary Unaudited Pro Forma Condensed Combined Financial Statements

Unaudited Pro Forma Combined Balance Sheets	1
Unaudited Pro Forma Combined Statements of Operations	2
Notes to Unaudited Pro Forma Financial Statements	5

Unaudited Pro Forma Condensed Combined Balance Sheets
As of March 31, 2014

	NAC	LPVO	Pro Forma Adjustments	Notes	Pro Forma Adjusted Combined Totals
ASSETS
Current assets:
Cash	1,267	$-	$100,000	(B),(C)	$101,267
Accounts receivable	93,106	-	-		93,106
Inventories	45,028	-	-		45,028
Deferred offering costs	59,319	-	-		59,319
Total current assets	198,720	-	100,000		298,720

Intangible asset	35,641	-	-		35,641
Deposit	50,300	-	-		50,300

Total assets	$284,661	$-	$100,000		$384,661

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$142,568	$120,151	$(120,151)	(C)	$142,568
Accounts payable - related party	86,785	-	-		86,785
Accrued expenses	11,288	-	-		11,288
Short-term debt - related parties	345,500	208,615	(208,615)	(C ),(D)	345,500
Line of credit	102,079	-			102,079
Convertible Note	-	-	375,000	(B)	1,063,220
Total current liabilities	688,220	328,766	46,234		1,751,440

Long-term debt - related party	3,318	-	0		3,318
Total liabilities	691,538	328,766	46,234		1,066,538

Stockholders deficit
Common stock, $0.001 par value;
150,000,000 shares authorized; 25,000,001
shares issued and outstanding	14,543	1,305	9,152	(A),(D)	25,000
Additional paid in capital	414,207	4,852,612	(4,863,069)	(A),(D)	403,750
Accumulated deficit	(835,627)	(5,182,683)	4,907,683	(A),(C)	(1,110,627)

Total stockholders' deficit	(406,877)	(328,766)	53,766		(681,877)

Total liabilities and stockholders' deficit	$284,661	$-	$100,000		$384,661

See accompanying notes to unaudited pro forma financial statements

Unaudited Pro Forma Condensed Combined Statements of Operations
For the three months ended March 31, 2014

	NAC	LPVO	Pro Forma Adjustments	Notes	Pro Forma Adjusted Combined Totals

Revenues	$155,217	$-	$-		$155,217
Cost of goods sold	119,073				119,073
Gross profit	36,144	-	-		36,144

Operating expenses
Selling, general and administrative expenses	142,905	10,282			153,187
Total operating expenses	142,905	10,282	-		153,187

Net loss from operations	(106,761)	(10,282)	-		(117,043)

Acquisition expenses	-		(275,000)	(C)	(275,000)
Gain on extinguishment of debt	-	4,915			4,915
Interest expense	(1,005)	(4,051)			(5,056)

Net loss	$(107,766)	$(9,418)	$(275,000)		$(392,184)

Net loss per share - Basic and diluted	$(0.07)	$(0.01)	$(0.01)		$(0.02)

Weighted average shares outstanding - Basic and diluted	1,454,300	1,305,344	23,694,657		25,000,001

See accompanying notes to unaudited pro forma financial statements

Unaudited Pro Forma Combined Balance Sheets
As of December 31, 2013

	NAC	LPVO	Pro Forma Adjustments	Notes	Adjusted Combined Totals
ASSETS
Current assets:
Cash	$10,269	$-	$100,000	(B),(C)	$110,269
Accounts receivable	93,854	-	-		93,854
Inventories	51,033	-	-		51,033
Deferred offering costs	47,449	-	-		47,449
Total current assets	202,605	-	100,000		302,605

Intangible asset	33,369	-	-		33,369
Deposit	50,300	-	-		50,300

Total assets	$286,274	$-	$100,000		$386,274

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable	$239,123	$115,676	$(115,676)	(C)	$239,123
Accounts payable - related party	62,573	-	-		62,573
Accrued expenses	5,756	-	-		5,756
Short-term debt - related parties	237,000	203,672	(203,672)	(C), (D)	237,000
Line of credit	109,490	-			109,490
Convertible Note	-	-	375,000	(B)	375,000
Total current liabilities	653,942	319,348	55,652		1,028,942

Long-term debt - related party	3,318	-	-		3,318
Total liabilities	657,260	319,348	55,652		1,032,260

Stockholders deficit
Common stock, $0.001 par value; 150,000,000 shares authorized; 25,000,001 shares issued and outstanding	14,543	1,305	9,152	(A), (D)	25,000
Additional paid in capital	342,332	4,852,612	(4,863,069)	(A), (D)	331,875
Accumulated deficit	(727,861)	(5,173,265)	4,898,265	(A), (C)	(1,002,861)

Total stockholders' deficit	(370,986)	(319,348)	44,348		(645,986)

Total liabilities and stockholders' deficit	$286,274	$-	$100,000		$386,274

See accompanying notes to unaudited pro forma financial statements

Unaudited Pro Forma Combined Statements of Operations
For the year ended December 31, 2013

	NAC	LPVO	Pro Forma Adjustments	Notes	Pro Forma Adjusted Combined Totals

Revenues	$691,286	$-	$-		$691,286
Cost of goods sold	539,555				539,555
Gross profit	151,731	-	-		151,731

Operating expenses
Selling, general and administrative expenses	559,412	20,779	-		580,191
Total operating expenses	559,412	20,779	-		580,191

Net loss from operations	(407,681)	(20,779)	-		(428,460)

Acquisition expenses	-	-	(275,000)	(C)	(275,000)
Interest expense	(8,282)	(15,039)	-		(23,321)

Net loss	$(415,963)	$(35,818)	$(275,000)		$(726,781)

Net loss per share - Basic and diluted	$(0.29)	$(0.03)	$(0.01)		$(0.03)

Weighted average shares outstanding - Basic and diluted	1,451,741	1,305,344	23,694,657		25,000,001

LipidViro Tech, Inc.
Notes to Unaudited Pro Forma Financial Statements

Overview and Basis of Presentation

On April 29, 2014 LipidViro Tech, Inc.  entered into a share exchange agreement by and among (i) the Company, (ii) NAC Drive Systems, Inc. (formerly NAC Harmonic Drive, Inc.) ("NAC") a Delaware corporation, (iii) the principal shareholders of the Company (the “Company Shareholders”) and (iv) the shareholders of NAC (the “NAC Shareholders”). Pursuant to the terms of the Exchange Agreement: (1) the NAC Shareholders transferred to the Company all of the shares of NAC held by such shareholders in exchange for the issuance of 23,125,001 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Share Exchange”).

The unaudited pro forma condensed combined financial statements combine the historical financial information of NAC (the “Target”) with the historical financial information of LipidViro Tech, Inc.  (the “Company”).

The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of Target after giving effect to the reverse merger with the Target. Following the reverse merger, Target merged with and into the Company, leaving the Company as the surviving corporation (the “Reverse  Acquisition”). In connection with the Reverse  Acquisition, the Company relinquished its corporate name and assumed in its place the name “NAC Global Technologies.” The reverse merger is accounted for as a recapitalization in the pro forma condensed combined financial statements.  As a result, the Target is considered the acquirer for accounting and financial reporting purposes.   The equity structure of the Target  is restated using the exchange ratio established in the acquisition agreement to reflect the number of shares of the  Company issued in the reverse acquisition.  The unaudited pro forma condensed combined balance sheet is presented as if the reverse merger had occurred on December  31, 2013. The historical financial information has been adjusted to give effect to pro forma events that are both directly attributable to the reverse merger agreement and are factually supportable. You should read this information in conjunction with the:

●      Accompanying notes to the unaudited pro forma condensed combined financial statements contained herein.

●      Separate historical audited financial statements of Target as of December 31, 2013 and 2012 and for the years then ended included elsewhere in this Form 8-K.

●      Separate historical audited financial statements of the Company as of December 31, 2013 and 2012 and for the years then ended,  included elsewhere in this Form 8-K.

●      Management’s discussion and analysis of financial condition and results of operations and “Risk Factors” included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial statements are presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the transaction been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the merger.

The pro forma financial statements have been prepared assuming that the reverse merger is accounted for as a capital transaction. This accounting treatment is preliminary and subject to change once the Company completes its evaluation of the accounting for the transaction. As a result, the actual accounting for this transaction may differ significantly from this pro forma presentation.

Pro Forma Adjustments

(A)
On April 29, 2014 LipidViro Tech, Inc. (the “Company”) entered into a share exchange agreement (theby and among (i) the Company, (ii) NAC Drive Systems, Inc. (formerly NAC Harmonic Drive, Inc.) ("NAC") a Delaware corporation, (“NAC”), (iii) the principal shareholders of the Company (the “Company Shareholders”) and (iv) the shareholders of NAC (the “NAC Shareholders”). Pursuant to the terms of the Exchange Agreement: (1) the NAC Shareholders transferred to the Company all of the shares of NAC held by such shareholders in exchange for the issuance of 23,125,001 shares (the “Exchange Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Share Exchange”).  The transaction is accounted for as a reverse acquisition and NAC is considered the accounting acquirer for financial reporting purposes.  The number of shares outstanding and per share amounts have been restated to recognize the recapitalization as reflected in the proforma adjustments.

(B)
On April 29, 2014, the Company completed a private offering of $375,000 by an institutional investor (the “Purchaser”). Pursuant to a securities purchase agreement with the Purchaser, we issued to the Purchaser a 12% Convertible Note.

The Notes are due on the first anniversary of the issue date (the “Maturity Date”) if not covered prior to the Maturity Date and accrue interest at a rate of 12% on the aggregate unconverted and outstanding principal amount, payable in cash or in shares of Common Stock on a monthly basis beginning on the sixth month anniversary of the issue date. The shares of Common Stock issuable upon conversion of the Notes shall equal: (i) the outstanding principal amount of the Note (including interest due thereon) divided by (ii) $0.30. Beginning September 29, 2014, and continuing on each of the following 6 successive months thereafter, the Company is obligated to pay 1/6th of the face amount of the Notes and accrued interest. The conversion price for the Notes is subject to adjustment upon certain events, such as stock splits, combinations, dividends, distributions, reclassifications, mergers or other corporate change and dilutive issuances. The Notes may be prepaid in whole or in part at any time upon ten days notice for 125% of the outstanding principal and accrued interest.

(C)	As part of the share exchange agreement, all accounts payable and loans are to be extinguished upon payment by NAC of $275,000 to the Company Shareholders.

(D)	Related party advance amounting to $56,965 were converted to 569,656 shares.